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                             CompuTrac, Inc.                         Exhibit 11

        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

                                                                      1999            1998
                                                                  -----------     -----------
Net income (loss)                                                 $   119,102     $  (256,200)
                                                                  ===========     ===========

Basic EPS

Three-month period ended April 30:

         Shares issued and outstanding at beginning of period       6,467,197       6,277,698

         Issuance of common stock                                       9,986           8,704

         Purchase of treasury shares                                  (42,698)        (28,505)

         Common stock equivalents                                     162,423            --
                                                                  -----------     -----------

         Weighted average number of shares outstanding              6,596,908       6,257,897
                                                                  ===========     ===========

         Basic earnings per share:

         Net income (loss)                                        $      0.02     $     (0.04)
                                                                  ===========     ===========

Diluted EPS

         Shares issued and outstanding at beginning of period       6,467,197       6,277,698

         Issuance of common stock                                       9,986           8,704

         Purchase of treasury shares                                  (42,698)        (28,505)

         Common stock equivalents                                     162,423            --
                                                                  -----------     -----------

         Diluted weighted average number of shares outstanding      6,596,908       6,257,897
                                                                  ===========     ===========

         Diluted earnings per share:

         Net income (loss)                                        $      0.02     $     (0.04)
                                                                  ===========     ===========